AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                         3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As Independent certified accountants, we hereby consent to the use of our reports dated:

               REPORT DATE:                  FINANCIAL STATEMENTS OF:
               ------------                  ------------------------

               October 30, 1998              Planet Entertainment Corporation
               October 19, 1998              Northeast One Stop, Inc.


and to the reference made to our firm under the caption "Experts" included in or made part of this Amendment #2 Form 10-SB.



                                   AJ. ROBBINS, P.C.
                                   CERTIFIED PUBLIC ACCOUNTANTS
                                      AND CONSULTANTS


DENVER, COLORADO
DECEMBER 22, 1998